Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32296 on Form S-8 of our report dated June 20, 2023, appearing in this Annual Report on Form 11-K of the Rent-A-Center, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2022.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, TX
June 20, 2023